Exhibit(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the registration statement on Form N-1A ("Registration Statement") of our report dated October 23, 2003 to the financial statements and financial highlights which appear in the August 31, 2003 Annual Report to Shareholders of Scudder Top 50 Fund (a series of Scudder Investors Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Information", "Independent Accountants", "Financial Highlights" and "Financial Statements" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
November 26, 2003